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                                                                    EXHIBIT 99.3


                                    BUSINESS

GENERAL

     i2 is a leading provider of intelligent eBusiness solutions that help enterprises optimize business processes both internally and among trading partners. Our solutions enable enterprises to significantly improve efficiencies, collaborate with suppliers and customers, respond to market demands and engage in dynamic business interactions over the Internet. Our RHYTHM product suite principally includes solutions for supply chain management, customer management, product lifecycle management, inter-process planning and strategic planning. We recently began launching our Marketplace Services, through which we provide our RHYTHM software applications to public and private Internet-based marketplaces consisting of communities of trading partners. In addition, our recently announced TradeMatrix portal is designed to provide value-added services to participants spanning multiple digital marketplaces. We also provide services such as consulting, training and maintenance in support of these offerings.

     Our customers include leading companies in industries such as aerospace and defense, automotive, chemicals, durable and non-durable consumer goods, electronics, industrial equipment, logistics, metals, pulp and paper, pharmaceuticals, retail, semiconductors, textiles and apparel and telecommunications. Our customers include Alliant Foodservice, Amazon.com, Barnes & Noble, Bristol-Myers Squibb, British Steel, Caterpillar, Compaq, Ford, Frito-Lay, GE, Hewlett-Packard, IBM, Merck, 3M, Nike, Nortel, Philips, Ryder Logistics, Siemens, Sun Microsystems, Texas Instruments, Toshiba, United Technologies, US Steel and VF Corp.

INDUSTRY BACKGROUND

     Today's increasingly competitive business environment has forced many companies in diverse industries to increase efficiencies while improving flexibility and responsiveness to changing market conditions. In addition to facing higher competitive standards with respect to product quality, variety and price, businesses also recognize the need to shorten lead times, adjust production for frequent changes in customer requirements and quote more accurate and reliable delivery dates. Furthermore, a company's supply chain may span multiple continents, tying suppliers in one part of the world with a plant in another to serve customers in yet a third location. These forces are prompting companies to collaborate with a broad range of suppliers and customers to improve efficiencies across multi-enterprise supply chains.

     The growth of the Internet and the proliferation of middleware applications are accelerating the changes within the supply chain by enabling a ubiquitous, platform-independent communications network. This platform independence has prompted demands for a dynamic, complex and highly interdependent business environment among customers, suppliers and other trading partners. In response to these evolving market forces, many companies have sought to re-engineer their business processes to reduce manufacturing cycle times, shift from mass production to order-driven manufacturing, increase the use of outsourcing and share information more readily with vendors and customers over the Internet.

     The Internet is also impacting other core business concerns, including customer relationships and product management. Organizations are looking to integrate and optimize new eBusiness initiatives, such as Web-based sales, one-to-one marketing, online customer service, supply chain management and Web-based fulfillment. To successfully achieve the desired benefits from these eBusiness initiatives, organizations require a comprehensive end-to-end software solution that integrates and optimizes key business processes -- from customer management through distribution -- with real-time visibility and collaboration capabilities among trading partners. In addition, many organizations need solutions and services that enable them to quickly and cost-effectively deploy and optimize Internet-based marketplace trading capabilities.

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THE i2 SOLUTION

     We provide our customers with dynamic software solutions designed to optimize and integrate key business processes such as supply chain management, customer management, product lifecycle management, inter-process planning and strategic planning. Our solutions also enable Web-based real-time collaboration with business partners and provide more efficient order fulfillment capabilities. Customers are using our solutions to design or re-engineer their business models in pursuit of increased market share and enhanced competitiveness. Our solutions permit our customers to conduct their businesses intelligently, through what we call "intelligent eBusiness."

     Our RHYTHM solutions for intelligent eBusiness build upon our powerful foundation of advanced planning and optimization solutions. RHYTHM can help build competitive advantage and profitability by combining operational excellence, customer intimacy and product leadership. Our TradeMatrix solution is an intelligent eBusiness portal that provides value-added services to buyers, sellers, designers and service providers within multiple digital marketplaces by leveraging our advanced optimization and execution capabilities.

     Our approach to customer relationships is centered on the identification of potential savings and the creation of value for customers. As part of this dedication to providing value for our customers, in 1995 we established a goal of generating more than $50 billion in total value for our customers by 2005, through growth and savings.

STRATEGY

     Our objectives are to expand our leadership position in providing intelligent eBusiness solutions, continue to help create significant value for our customers and increase our share of the market for eBusiness solutions. Our strategy for achieving these objectives is comprised of the following elements:

          Expand Intelligent eBusiness Product Offerings. We believe that we have gained significant experience in eBusiness methodologies through our planning and optimization product and service offerings and relationships with customers and partners. We intend to continue to leverage this experience, together with our expertise in advanced software technology, to extend the scope and depth of our suite of intelligent eBusiness solutions to enable our customers to optimize a broader range of intra- and inter-enterprise functions.

          Enhance Support for Customers' eBusiness Initiatives. Our planning and optimization solutions have enabled emerging and established businesses to design or re-engineer their supply chains to realize the efficiencies resulting from their eBusiness initiatives. Our RHYTHM software applications and Marketplace Services allow customers to use our software in a hosted, Web-based environment for collaboration, order fulfillment and other functions. Our RHYTHM software applications and Marketplace Services also can be integrated with disparate systems, such as transaction-based enterprise resource planning applications. We believe that our recently announced TradeMatrix portal will allow us to provide value-added services to multiple marketplaces and their participants, further advancing our customers' eBusiness initiatives through dynamic trading and digital marketplace facilitation and collaboration.

          Expand Expertise in Targeted Vertical Markets. We are currently focusing on selected vertical markets, such as aerospace and defense, automotive, chemicals, consumer goods, electronics, industrial equipment, logistics, metals, pulp and paper, pharmaceuticals, retail, semiconductors, textiles and apparel and telecommunications. At the same time, we are evaluating the benefits that our solutions could provide to other vertical markets. Each industry faces unique problems and issues that must be addressed by focused intelligent eBusiness applications. We will continue to leverage the highly flexible nature of our core

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     RHYTHM planning and optimization software to develop and maintain our family of pre-configured templates tailored to address the particular requirements of targeted vertical markets.

          Invest Aggressively to Build Market Share. We have made and will continue to make substantial investments to expand our sales and marketing, research and development, consulting and administrative infrastructure. We believe that such investments are necessary to increase our market share and to capitalize on the growth opportunities in the emerging intelligent eBusiness market.

          Acquire or Invest in Complementary Businesses, Products and Technologies. We believe that select acquisitions or investments may provide opportunities to broaden our product offerings and provide more advanced technologies for eBusiness. For example, our recently completed acquisition of SMART enhanced our eBusiness product portfolio by providing advanced customer management capabilities. We may in the future pursue additional acquisitions of or investments in businesses, products and technologies, or enter into joint ventures, which complement or expand our business.

          Continue to Form Strategic Alliances. We intend to expand and seek additional strategic relationships with leading enterprise software and eBusiness vendors to integrate the RHYTHM technology into their software products and to create joint-marketing opportunities. Consistent with this strategy, IBM recently agreed to jointly market and sell our intelligent eBusiness solutions and to support the development of industry standards for open data modeling to improve multi-enterprise collaboration. In addition, we intend to augment our sales efforts by establishing and expanding relationships with other complementary eBusiness vendors and systems consulting and integration firms to more rapidly penetrate our targeted markets. We currently have relationships with Andersen Consulting, Deloitte & Touche, Ernst & Young, KPMG Peat Marwick and PricewaterhouseCoopers. Recently, PricewaterhouseCoopers agreed to co-develop our next generation of customer management solutions and to jointly develop, sell and deliver end-to-end intelligent eBusiness solutions.

PRODUCTS

     Our intelligent eBusiness software products operate as flexible, integrated solutions and are available in single- and multi-site configurations, with various extensions. Our solutions are designed to assist our customers in improving current business processes, return on assets, profitability and customer service levels. As a result of these and other advantages, our solutions enable customers to also increase market share and enhance their competitive advantage.

     RHYTHM SUITE

     Our RHYTHM suite of integrated software products principally includes solutions for supply chain management, customer management, product lifecycle management, inter-process planning and strategic planning.

          Supply Chain Management. Our supply chain management solution is designed to achieve operational excellence throughout a customer's extended supply chain. This solution is composed of three sub-processes:

             - Demand Planning. Demand planning analyzes customers' buying patterns and develops aggregate, collaborative forecasts. Demand planning feeds into the supply planning process, and subsequently the demand fulfillment process. Demand planning involves long-term, intermediate-term and short-term time horizons.

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             - Supply Planning. Supply planning optimally positions enterprise resources to meet demand. This is a planning-level sub-process that spans the strategic and tactical supply-planning processes. Long-term planning, inventory planning, distribution planning, collaborative procurement, transportation planning and supply allocation are all part of this sub-process.

             - Demand Fulfillment. Demand fulfillment provides fast, accurate and reliable delivery date responses to customer orders. Demand fulfillment is primarily an execution level sub-process that includes order capturing, customer verification, order promising, backlog management and order fulfillment.

          Available extensions to our supply chain management solution include products for data warehousing and reporting capabilities as well as Internet-based collaboration tools that enable an enterprise and its trading partners to share and collaborate on demand forecasts and procurement requirements.

          Customer Management. Our customer management solutions enable increased customer intimacy and improved business process effectiveness. These solutions are designed to improve customer satisfaction and maximize return on marketing, sales and customer service investments. Our customer management solutions span the following sub-processes:

             - Marketing. Marketing identifies, segments and profiles customers, delivering personalized marketing content and creating purchasing intent through customized marketing offers that best match customer needs.

             - Commerce. Commerce configures, prices and executes sales transactions -- either directly or through indirect channels -- and provides real-time order fulfillment.

             - Customer Care. Customer care sustains long-term customer loyalty through high-quality customer interaction, service and maintenance programs, while lowering overall service expenses and assets deployed.

          Product Lifecycle Management. Our product lifecycle management solutions consist of several modules that span all the major phases in the typical product development and product lifecycle processes, from early concept definition, through development, test and launch, to product phase-out and replacement. These solutions plan and optimize product portfolios based on financial objectives, resource constraints, account supply chain data and other product development systems. They provide integrated information about product lifecycles, demand forecasts, marketing efforts, production capabilities, development time and resource bottlenecks.

          Inter-Process Planning. Our inter-process planning solutions balance resource requirements among the supply chain management, customer management and product lifecycle management processes to achieve enterprise-wide efficiency and responsiveness.

          Strategic Planning. Our strategic planning solutions consist of simulation tools to support supply chain network design processes such as rationalization of distribution centers, plant closings and service territory assignments. These solutions are designed for use in understanding the financial impact of decisions, monitoring key metrics, reviewing periodic strategic plans or optimizing the supply chain when major changes occur, such as mergers or divestitures.

  RHYTHM MARKETPLACE SERVICES

     We recently began providing Marketplace Services, which consist of a portfolio of shared information services, to enable public and private digital trading communities to optimize both

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planning and trading processes. Delivered on a subscription or transaction basis, these services provide enhanced decision-making within business-to-consumer and business-to-business environments, from collaboration with strategic partners to fulfilling and tracking multi-vendor orders for customers.

     Marketplace Services support strategic trading processes such as forecast collaboration and product phase-out planning, as well as spot trading processes such as direct or indirect supply procurement. These services also provide access to and integration with real-time advanced planning applications, which enables supply chain partners to work in concert to meet end-customer demand. Marketplace Services also include intelligent comparative shopping engines that find best price and availability, while incorporating transportation and total delivered cost.

     Selected services from the Marketplace Services portfolio are assembled into a public or private Internet-based trading community. Private trading communities, like the one recently announced with Sun Microelectronics, a division of Sun Microsystems, address a known set of participants, such as a company and its customers, suppliers or service providers. Public trading communities, such as the one recently established in conjunction with Hewlett-Packard for the distribution of electronic products, offer open participation for a target industry, such as automotive, consumer goods, high-tech electronics or retail, or for a specific business function, such as logistics or procurement. Marketplace Services are implemented in a shared environment with one of our application hosting partners or may in the future be hosted by us.

  TRADEMATRIX

     TradeMatrix is an intelligent Internet business portal that offers value-added services tailored for buyers, sellers, designers, service providers and end-customers spanning multiple digital marketplaces. Its Web site is www.tradematrix.com. TradeMatrix uniquely leverages our advanced optimization and execution capabilities to improve decision-making across these multiple digital marketplaces. We believe that TradeMatrix will be unique in its ability to intuitively handle diverse workflows and market mechanisms that will allow it to become a one-stop destination for many dynamic trading activities. TradeMatrix will enable buyers to procure both direct and indirect materials, provide sellers with services to expand market presence and enhance brand management, offer designers services focused on product development to reduce time-to-market, and provide value-added service providers with tools to enhance customer relationships. TradeMatrix is built on open standards, enabling the participation of leading marketplace partners and technologies.

PRODUCT DEVELOPMENT

     We originally introduced our RHYTHM software in 1992 and have subsequently added a number of new products and product enhancements. We have adopted a strategy of periodically reinventing our products in order to meet our customers' needs, and we strive to ensure that each new generation of RHYTHM is compatible with previous releases. We focus our on-going product development efforts on broadening the functionality of our RHYTHM suite of products and services to more fully address various eBusiness initiatives.

     Our internal development staff has developed the RHYTHM products through small project teams focused on independent components of the software under development. We maintain product release planning procedures to ensure integration, testing and version control among the different project development teams. We maintain development centers in Bangalore and Mumbai, India; Cambridge, Massachusetts; Austin and Dallas, Texas; Parsippany, New Jersey; and Toronto, Ontario.

     Research and development expenses have increased significantly in recent periods as we have continued to focus on development of new and enhanced products. Research and development expenses were $95.1 million for the nine months ended September 30, 1999,


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representing 24.0% of total revenues, $94.2 million in 1998, representing 25.5%
of total revenues, and $57.4 million in 1997, representing 25.9% of total revenues.

SALES AND MARKETING

     We market our software and services primarily through our direct sales organization augmented by other sales channels, including eBusiness providers and systems consulting and integration firms. At September 30, 1999, we conducted sales and other related activities through several offices in the U.S. and additional offices in Australia, Belgium, Brazil, Canada, Denmark, France, Germany, India, Italy, Japan, Korea, Singapore, South Africa, Taiwan and the United Kingdom. Our direct sales organization consists of regionally based sales representatives and sales engineers supported by personnel with experience in the aerospace and defense, automotive, chemicals, durable and non-durable consumer goods, electronics, industrial equipment, logistics, metals, pulp and paper, pharmaceuticals, retail, semiconductors, textiles and apparel and telecommunications industries.

     We currently have joint marketing agreements with a number of eBusiness providers, including IBM, and several systems consulting and integration firms, including PricewaterhouseCoopers . These joint marketing agreements generally provide the vendors with non-exclusive rights to market RHYTHM products and access to marketing materials and product training. Furthermore, the vendors receive a specified commission for license revenues generated by the vendor during the term of the agreement, which commissions vary from zero to 30% of the sales price of the license. By using these indirect sales channels, we seek to capitalize on the installed base of other eBusiness providers and obtain favorable product recommendations from systems consulting and integration firms, thereby increasing our products' market coverage.

CUSTOMERS

     As of September 30, 1999, we had licensed RHYTHM products to over 650 customers since inception. The following is a partial list of companies that have licensed more than $1.0 million of RHYTHM products:


   AUTOMOTIVE/INDUSTRIAL
   Caterpillar                       Hewlett-Packard                Texas Instruments
   Ford                              IBM                            Thomson
   Navistar                          Integrated Device Technology   Toshiba
   United Technologies               Iomega
                                     Lucent Technologies            CONSUMER GOODS
   HIGH-TECH/ELECTRONICS/ TELECOM    Maxtor                         Alliant Foodservice
   Acer                              Microage                       Amazon.com
   Altera                            Micron Electronics             Barnes & Noble
   Applied Materials                 Motorola                       British American Tobacco
   AST Research                      Nortel                         Dole
   Canon                             Philips                        E&J Gallo Winery
   Casio                             Quantum                        Frito-Lay
   Celestica                         Samsung                        Lipton
   Compaq                            Seagate                        3M
   Dell                              Sequent                        Nike
   EMC                               ST Microelectronics            Russell
   Fujitsu                           Siemens                        Sara Lee Knit Products
   Gateway 2000                      Silicon Graphics               Sherwin Williams
                                     Sun Microsystems               VF Corp



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

   LOGISTICS                     METALS                    Sonoco
   Con-Way                       Bethlehem Steel
   Mark VII                      British Steel             OTHER
   Ryder Logistics               Iscor Limited             Dresser Rand
                                 LTV                       GE Capital
   MEDICAL/PHARMACEUTICAL        National Steel            GE Plastics
   Abbott Laboratories           Sidmar                    Haworth
   Bristol-Myers Squibb          Timken                    Herman Miller
   Johnson & Johnson Medical     US Steel                  LFI
   Medtronic                                               Newport News
   Merck                         PULP AND PAPER              Shipbuilding
   Tyco Healthcare               CSS Industries            Occidental Chemical
                                 Fletcher Challenge        Polimeri
                                                           Steelcase





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